Exhibit 99.1

Antero Midstream Announces Appointment of David Keyte to the Board of Directors

Denver, Colorado, April 8th, 2019—Antero Midstream Corporation (NYSE: AM) (“Antero Midstream” or the “Company”) today announced that David H. Keyte has been appointed to its board of directors (the “Board”), as a Class III director, effective as of April 5, 2019. Mr. Keyte is an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange.

Mr. Keyte is the Chairman of the board and Chief Executive Officer of Caerus Oil and Gas LLC, which he co-founded in November 2009. Prior to that, Mr. Keyte held senior executive positions at Forest Oil Corporation from November 1997 until November 2009, including the positions of Chief Financial Officer, Executive Vice President and Chief Accounting officer. Mr. Keyte served on the board of Regal Entertainment Group, a publicly held movie exhibition company, from 2006 until the company was sold in 2018.  Mr. Keyte holds a B.S. degree in economics from the University of Pennsylvania’s Wharton School of Finance.

Paul M. Rady, Chairman and CEO of Antero Midstream commented, “We are very excited to add Dave to the Board of Antero Midstream. Dave’s extensive background in the oil and gas industry and his strong financial expertise will be a valuable asset to Antero Midstream and to our shareholders. Adding another independent director to the Board with Dave’s credentials further strengthens our commitment to strong corporate governance at Antero Midstream, something we highly value as evidenced by the simplification transaction.”

“I am excited to join the Board of Antero Midstream, a leading midstream services provider in Appalachia with an integrated business model and a forward-thinking management team. Antero Midstream’s leading infrastructure position in one of the lowest cost oil and gas basins in the world provides a tremendous opportunity to continue to generate attractive growth and returns. I look forward to representing the shareholders and working with the Board to oversee the execution of the company’s business plan,” said Keyte.

Mr. Keyte’s appointment increases the size of the Board to ten directors, eight of whom are independent directors under the director independence standards of the NYSE. Mr. Keyte will be a member of the Board’s Nominating & Corporate Governance Committee, Conflicts Committee, and will serve as Chairman of the Compensation Committee.

This release includes “forward-looking statements.”  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Midstream’s control.  All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Midstream expects, believes or anticipates will or may occur in the future, such as Antero Midstream’s ability to  execute its business plan, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All forward-looking statements speak only as of the date of this release.  Although Antero Midstream believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Antero Midstream expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond Antero Midstream’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil.  These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading

“Item 1A.  Risk Factors” in Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2018.

Antero Midstream Corporation is a Delaware corporation that owns, operates and develops midstream gathering, compression, processing and fractionation assets located in West Virginia and Ohio, as well as integrated water assets that primarily service Antero Resources Corporation’s properties. The Company’s website is located at www.anteromidstream.com.  For more information, contact Michael Kennedy — CFO of Antero Midstream Corporation, at (303) 357-6782 or mkennedy@anteroresources.com.